Exhibit 99.1

Regulation A Offering This presentation and the accompanying oral commentary are provided for informational purposes only and do not constitute an off er to sell or the solicitation of an offer to buy any securities. Tranquil Healthcare Fund I, LLC (the “Company,” “Tranquil,” “we,” “our,” or “us”) has filed an offering statement on Form 1 - A under Regulation A of the Securities Act of 1933, as amended (the “Offering Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the securities discussed in this present ati on. The Offering Statement was qualified by the SEC on June 29, 2026. This offering of Class A Preferred Shares has been qualified by the U.S. Securities and Exchange Commission under Regulation A. Th e o ffering is made only by means of the qualified offering circular. No offer or sale of these securities is being made in any state or jurisdiction in which such offer or sale would be unlawful. The SEC does not p ass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. Invest ing in these securities involves a high degree of risk. See the qualified offering circular for a discussion of risks located at: https://www.sec.gov/Archives/edgar/data/2096363/000168316826005105/tranquil_1aa5.htm

Forward - Looking Statements This presentation contains forward - looking statements relating to future events and the future financial or operating performanc e, business strategy, and potential market opportunity of Tranquil. Words such as “ anticipate, ” “ objective, ” “ may, ” “ will, ” “ might, ” “ should, ” “ could, ” “ intend, ” “ expect, ” “ believe, ” “ estimate, ” “ predict, ” “ potential, ” “ plan, ” and similar expressions are intended to identify forward - looking statements. Forward - looking statements are based on estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ materially from those e xpr essed or implied by such statements. There can be no assurance that these expectations will prove to be correct. Forward - looking statements involve numerous assumptions and known and unknown risks and uncertainties that may cause the Company ’ s actual results or performance to differ materially from those expressed or implied in such statements. Except as required by law, the Company undertakes no obligation to update or revise any forward - looking statements. This presentation also contains industry and market data obtained from third - party sources and prepared by the Company based on such sources. Although the Company believes these sources are reliable, the Company has not independently verified the accura cy or completeness of such information. Such data is subject to assumptions and uncertainties. All third - party trademarks, service marks, logos, and brand names referenced in this presentation are the property of their resp ective owners. References to such marks are for identification purposes only and constitute nominative fair use. This offering has been qualified by the SEC. This presentation does not constitute an offer to sell or a solicitation of an o ffe r to buy securities in any jurisdiction in which such offer or solicitation is unlawful. Any offer is made solely by means of the Offe rin g Circular included in the Company's qualified Offering Statement. You should read the Offering Circular and any supplements thereto, available at https://www.sec.gov/edgar/browse/?CIK= 2096363 # or from the Company directly at: Tranquil Healthcare Fund I, LLC 200 W 41 st Street, 21 st Floor New York, NY 10036 646 - 902 - 4953 invest@tranquil.healthcare

FINANCING THE BUILDOUT OF MENTAL HEALTH CLINICS For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

T RANSCRANIAL M AGNETIC S TIMULATION For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

TRANQUIL HEALTHCARE

Specialty Financing for a Growing Sector

$1.6B → $2.5B[1]	**21M+ U.S. Adults[2]**	**5+ FDA Cleared Indications[3]**	**18-pt Drop Since 2012[4]**
TMS Market Size Growing to 2031	**Diagnosed with TMS-Eligible Conditions**	**With More Expected Approvals**	**Physicians in Private Practice – Creating a Capital Gap**

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

[1] Mordor Intelligence, *Transcranial Magnetic Stimulator Market Report*, 2025. https://www.mordorintelligence.com/industry-reports/transcranial-magnetic-stimulator-market

[2] National Institute of Mental Health (NIMH), *Major Depression Statistics*, 2022. nimh.nih.gov/health/statistics/major-depression

[3] U.S. Food and Drug Administration, TMS Device Clearance Records; Neuronetics, Inc. and BrainsWay Ltd. FDA clearance announcements, 2008–2024. fda.gov

[4] American Medical Association, *Physician Practice Characteristics in 2024: Private Practices Account for Less Than Half of Physicians in Most Specialties*, May 2025. ama-assn.org

Business Model For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. *This model is based on anticipated agreements Interest on Loans for Equipment and Machinery Consulting Fees Clinic Sale Participation

Why Operators For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1 . Tranquil intends to partner with DGR Health Services, LLC. x Limited Equity Dilution x Aligned Incentives x Scalable Model x Consulting Support x Turnkey Financing Choose Tranquil

Ran 30+ Clinics in Multiple States 600 + TMS Patients Treated Per Day Licensed Across 20+ States Our First Partner For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC. Clinical, Operational, and Marketing Expertise

YOUR INVESTMENT FUNDS CAPITAL LOANS TO ESTABLISHED TMS CLINIC OPERATORS For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

How familiar were you with TMS treatment prior to today’s presentation? For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

8 % CUMULATIVE ANNUAL PREFERENCE ON DISTRIBUTIONS 1 Regulation A Offering $10.00 per Share | $50M Raise | $2,500 Min Investment Terms and Conditions Apply EVERY INVESTMENT STARTS HERE DISTRIBUTION PARTICIPATION Class A Preferred Shares / Membership Interests 70 of all Distributions after 8 % Preference 1% 8 % Annual Cumulative Preference 1 INVESTING WITH TRANQUIL HEALTHCARE For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1 Distributions are not guaranteed and are made at the discretion of our manager after 8% cumulative preference is satisfied 10% Bonus in Class A Preferred Shares for $100,000 Investment

Tyler Ehler CEO of Tranquil Healthcare For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Tyler Ehler 10+ Years as a Healthcare Executive Specializing in Biotech and Investor Relations For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

OUR OPERATING PARTNER DGR HEALTH SERVICES 1 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC. Primary Physician & Medical Lead Dr. Kevin Moore, MD, DFAPA Co - founder of DGR Health Services, LLC ( OpCo ) Randy Syrop Co - founder of DGR Health Services, LLC ( OpCo ) Dr. George Chu, Ph.D

For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. National Institute of Mental Health (NIMH). Mental Illness Statistics; National Alliance on Mental Illness (NAMI). Mental Health By the Numbers . 2022 MENTAL ILLNESS Impacts 1 in 5 Americans 1

48 MILLION AMERICANS SUFFER FROM DEPRESSION 1 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Gallup, "U.S. Depression Rate Remains Historically High," Sept. 9, 2025, https://news.gallup.com/poll/694199/u.s. - depression - rate - remains - historically - high.aspx

UP TO 10 MILLION AMERICANS SUFFER FROM OCD 1 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. National Institute of Mental Health. "Obsessive - Compulsive Disorder (OCD)." nimh.nih.gov /health/statistics/obsessive - compulsive - disorder

OVER 5 MILLION AMERICANS HAVE AUTISM 1 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Centers for Disease Control and Prevention, "Prevalence of Autism Spectrum Disorder Among Adults in the United States, 201 4 – 2 021," MMWR Supplements , 2020, https://www.cdc.gov/mmwr/volumes/69/su/su6904a2.htm

13 MILLION AMERICANS SUFFER FROM PTSD 1 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1 . U.S. Department of Veterans Affairs, National Center for PTSD, "How Common Is PTSD in Adults?", updated March 2025 , https://www.ptsd.va.gov/understand/common/common_adults.asp

For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Cleveland Clinic, "Treatment - Resistant Depression," last reviewed May 16, 2023, https://my.clevelandclinic.org/health/diseases/24991 - treatment - resistant - depression STANDARD OF CARE IS FAILING PATIENTS □ First - line treatment for depression, PTSD, and OCD is antidepressant medication □ ~ 30 % of patients with major depression do not respond adequately to medication 1 □ TMS is FDA - cleared as a non - drug alternative for patients who have failed medication

TRANQUIL HEALTHCARE

COMMON SIDE EFFECTS

OF ANTIDEPRESSANT MEDICATIONS[1]

Nausea
Headache
Brain Fog
Dry Mouth
Fatigue
Weight Gain
Sexual Dysfunction

Loss of appetite or increased appetite
Blurred vision
Gastrointestinal discomfort / abdominal pain
Muscle or joint pain
Increased blood pressure or heart rate
Cognitive effects (brain fog, difficulty concentrating, memory issues)
Rash or skin irritation
Increased risk of infection
Vomiting
Tremor or shakiness
Dizziness
Diarrhea
Constipation
Insomnia or sleep disturbances
Anxiety or nervousness
Sedation or drowsiness
Increased sweating

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

1. Frontiers in Pharmacology, "Neurological adverse events associated with antidepressants: a comprehensive 22-year analysis of the FDA adverse event reporting system," July 2025, https://www.frontiersin.org/journals/pharmacology/articles/10.3389/fphar.2025.1644241/full

T RANSCRANIAL M AGNETIC S TIMULATION For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

No Drugs. No Sedation. No Known Systemic Side Effects 1 . 60% Remission Rate 2 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all 1 . Systemic side effects refer to whole - body effects associated with medications. 2 . Tendler A, et al., "Deep TMS H 1 Coil treatment for depression: Results from a large post marketing data analysis," Psychiatry Research , June 2023 , https://pubmed.ncbi.nlm.nih.gov/ 37030054 / .

APPROVED

Treatments[1]

Depression

Obsessive Compulsive Disorder (OCD)

Smoking Addiction

EU-Only[2]

Negative Symptoms of Schizophrenia

Alzheimer's Disease

Bipolar Disorder

Chronic Pain

PTSD[3]

Multiple Sclerosis (MS)

Post Stroke Rehabilitation

Parkinson's Disease

Autism

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

1 U.S. Food and Drug Administration 510(k) clearances: Depression (2013), OCD (2018), Smoking Cessation (2020). Source: BrainsWay Ltd., https://www.brainsway.com/our-treatments/

2 EU CE mark approvals per BrainsWay Ltd., www.brainsway.com/our-treatments

3 Post Traumatic Stress Disorder

24

TMS therapy is widely covered by major insurers and Medicare. Insurance Reimbursement For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. Insurance carrier logos shown for illustrative purposes only. Coverage varies by plan, location, and indication. Not all carr ier s shown cover TMS at all locations.

NOT ENOUGH AWARENESS, NOT ENOUGH CLINICS For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

THE TREATMENT EXISTS, THE INFRASTRUCTURE DOES NOT For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Operating Partner DGR 1 Ran 30+ Clinics in Multiple States DTC Patient Acquisition Financing Expertise Proven Track Record For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC.

“ I ’ ve had the privilege of watching you execute before, and that history matters. What you ’ re building now feels like a natural next chapter: focused, ambitious, and well - timed. I ’ m very much looking forward to watching you and your team open many clinics alongside the BrainsWay team and to seeing this partnership translate into real clinical and business success. ” Hadar Levy, CEO of BrainsWay Inc. NASDAQ: BWAY Operating Partner’s Proven Track Record For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Direct To Consumer Radio Offline Online Ads Jeff Campbell (Manager) 25 Years of DTC Expertise $ 4 billion Media Spend Randy Syrop (DGR 1 ) 35+ clinics Successful Acquisition of Clients CRM Clinics } For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1 . Tranquil intends to partner with DGR Health Services, LLC.

Fund TMS Clinic Partners to Achieve Full Patient Capacity OUR GOAL For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

OUR SOLUTION Identify Regions for TMS Clinics and Finance Operators in High - Value Markets For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

2027+ 2025 2026 Identified Operating Partner DGR Health Services, LLC 1 Setup of Operations & Bridge Loan Company Founded Deploy Capital to TMS Clinic Partners Across Target Markets Raise Up To $50 Million in the Reg A Support Operators in Clinic Buildout Expand DTC Marketing Expand Clinic Partner Network Optimize Portfolio Performance Across Clinic Partners OUR PLAN For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC.

Clinic Infrastructure Marketing First Year Interest Reserved Working Capital Bridge Loan Repayment Equipment Loans Loans for Clinic Working Capital Marketing of Offering Reserve Account Deposits Working Capital Accrued Liabilities Bridge Repayment 34,000,000 6,000,000 2,500,000 4,000,000 2,916,000 150,000 434,000 Total $50,000,000 USE OF PROCEEDS 1 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. This is an anticipated use of proceeds based on raising an aggregate of $50,000,000 with no assurance we raise that much c api tal.

Exit Plan Initial Raise (Target of $ 50 Million USD) Deploy Capital to TMS Clinic Partners Generate Returns through Loan Repayments and Profit Participation Potential Future Exit 1 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Potential future exit pathways may include portfolio sale, fund refinancing, or wind - down with return of capital to investors . No exit is guaranteed and there can be no assurance that any exit will be achieved.

PRESERVING TAX - FREE STATUS You can earn tax - free passive income by using self - directed IRA funds to fund your investment. Traditional, SEP, and ROTH IRAs, 401 k from Prior Employer, Retired TSP Plans, and 403 b plans are eligible. • Tax - Deferred Yield • Option to Compound • Custodian Fees Covered Our team can help you if needed Ask for a Call from Tranquil Have your custodian make the purchase or contact us for more information. Purchase through your IRA Custodian Our team can help you if needed Purchase Directly from your IRA INVEST THROUGH YOUR IRA For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

How much are you interested in investing in Tranquil Healthcare? For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Business Model For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. *This model is based on anticipated agreements Interest on Loans for Equipment and Machinery Consulting Fees Clinic Sale Participation

8 % CUMULATIVE ANNUAL PREFERENCE ON DISTRIBUTIONS 1 Regulation A Offering $ 10.00 per Share | $ 50 M Raise | $ 2,500 Min Investment Terms and Conditions Apply EVERY INVESTMENT STARTS HERE DISTRIBUTION PARTICIPATION Class A Preferred Shares / Membership Interests 70 of all Distributions after 8 % Preference 1% 8 % Annual Cumulative Preference 1 INVESTING WITH TRANQUIL HEALTHCARE For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1 Distributions are not guaranteed and are made at the discretion of our manager after 8% cumulative preference is satisfied 10 % Bonus in Class A Preferred Shares for $ 100,000 Investment

1) Go to tranquil.healthcare 2) Click 3) Set - up your Investment Account 4) Fill in our Subscription Docs 5) Complete Mandatory KYC 6) Fund your investment account 7) Wait for the funds to land in your account, then - confirm the investment Invest How to For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. Your Token will then instantly appear in your account

5 4 3 2 1 Personalized Login Tracked on Blockchain Non - Tradeable, Non - Transferable Transparent Ledger Transparent Recordkeeping Tokenized Shareholder Logs For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

CEO & DIRECTOR Tyler Ehler Invest@Tranquil.Healthcare INVEST IN THE FUTURE OF MENTAL HEALTH INFRASTRUCTURE Tranquil.Healthcare (646) 902 - 4953 For important disclaimers, visit https:// www.tranquil.healthcare /disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.